                                                                    EXHIBIT 16.1



April 22, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of the Form 8-K of Industrialex Manufacturing Corporation dated April 16, 2002. As for the comments in Item 4(b), we have no basis for agreeing or disagreeing with such statements.

Yours truly,

/s/ DELOITTE & TOUCHE LLP